Exhibit 10.3

LOAN AGREEMENT

dated as of May 1, 2007

between

IOWA FINANCE AUTHORITY

and

WINDSOR ON THE RIVER, LLC

with respect to:

To be Issued

Iowa Finance Authority

Variable Rate Demand Multifamily Housing Revenue Bonds

(Windsor on the River, LLC Project),

Series 2007A

and

$24,000,000

Original Issued Amount

Iowa Finance Authority

Taxable Variable Rate Demand Multifamily Housing Revenue Bonds

(Windsor on the River, LLC Project),

Series 2007B

- i -

- ii -

LOAN AGREEMENT dated as of May 1, 2007, between IOWA FINANCE AUTHORITY, a public instrumentality and agency of the State of Iowa (the “Issuer”) and WINDSOR ON THE RIVER, LLC, a Delaware limited liability company (the “Borrower”).

WHEREAS, pursuant to Chapter 16 of the Code of Iowa Code, as amended (the “Act”), the Issuer has the power to issue revenue bonds for the purpose of financing projects as defined in the Act; and

WHEREAS, in order to further the purposes of the Act, the Issuer plans to undertake the refinancing of certain existing indebtedness in connection with the acquisition and the financing of the rehabilitation of, approximately 424 units of multifamily housing in Cedar Rapids, Linn County, Iowa (the “Project”), as further described in Exhibit A attached hereto, by authorizing the issuance of its Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007A, in an aggregate principal amount of up to $24,000,000 (when, and if, issued, the “Series 2007A Bonds”) and its Taxable Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007B, originally issued in the aggregate principal amount of $24,000,000 (the “Series 2007B Bonds” and together with the Series 2007A Bonds, the “Bonds”); and

WHEREAS, the Bonds will be issued under the terms of an Indenture of Trust (the “Indenture”) of even date herewith between the Issuer and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”); and

WHEREAS, the Borrower’s obligation to repay the loan is evidenced by this Agreement and the Borrower’s execution and delivery to the Trustee of their promissory notes (collectively, the “Notes”) concurrent herewith; and

WHEREAS, the Bonds are secured by (i) an assignment and pledge by the Issuer to the Trustee of this Agreement, (ii) the Notes, and (iii) an irrevocable, transferable, direct pay letter of credit issued by Wells Fargo Bank, N.A., Chicago, Illinois (the “Initial Credit Provider” and together with any bank issuing an Alternate Credit Facility, the “Credit Provider”), in favor of the Trustee for the benefit of the owners from time to time of the Bonds, and any other letter of credit issued in substitution therefor in accordance with the terms hereof and thereof (the “Letter of Credit”);

NOW, THEREFORE, in consideration of the respective representations and agreements herein contained, the parties hereto agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur shall not constitute a debt, liability or obligation of the State of Iowa (the “State”), or any political subdivision thereof, including, without limitation, the Issuer and shall never be payable from tax revenues or other public or general funds or assets of the State or the Issuer, except to the extent the Bonds shall be a limited obligation of the Issuer payable solely out of the revenues and receipts derived from this Agreement, the Notes, the sale of the Bonds, the income from the temporary investment thereof and moneys derived from drawings under the Letter of Credit, all as herein provided):

ARTICLE I.

DEFINITIONS

For all purposes of this Agreement, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture have the same meanings in this Agreement.

“Completion Date” means the date the rehabilitation of the Project is certified to be complete in accordance with the provisions of Section 4.3 hereof.

“Construction Period” means the period between the beginning of the rehabilitation or the date on which Bonds are first delivered to the purchasers thereof, whichever is earlier, and the Completion Date.

“Cost of the Project” means the sum of the items authorized to be paid from the Project Fund pursuant to the provisions of Section 4.2 hereof.

“Indenture” means the Indenture of Trust relating to the Bonds, dated as of the date of this Agreement, between the Issuer and The Bank of New York Trust Company, N.A., as Trustee, as such Indenture of Trust may be amended or supplemented from time to time in accordance with its terms.

“Issuance Costs” means all costs and expenses of issuance of the Bonds, including, but not limited to:

(i) underwriter’s fees;

(ii) counsel fees and expenses, including Bond Counsel, Issuer’s counsel, Credit Provider’s counsel, underwriter’s counsel and Borrower’s counsel, as well as any other specialized counsel;

(iii) financial advisor fees;

(iv) rating agency fees;

(v) Trustee fees and Trustee’s counsel fees;

(vi) paying agent and certifying and authenticating agent fees related to issuance of the Bonds;

(vii) accountant fees;

(viii) printing costs of the Bonds and of any official statement;

(ix) publication costs associated with the financing proceedings.

“Loan” means the Loan made pursuant to Article III of the Agreement.

“Notes” means collectively, the Series 2007A Note and the Series 2007B Note.

“Qualified Costs of Construction” means that portion of the Cost of the Project which is chargeable to the Project’s capital account for Federal income tax purposes or which would be so chargeable either with a proper election by the Borrower under the Code or but for a proper election by the Borrower to deduct such amount and which were incurred and paid, or are to be incurred and paid, after sixty (60) days prior to March 14, 2007.

“Series 2007A Note” means when, and if, issued, the promissory note given by the Borrower in connection with the Series 2007A Bonds pursuant to Section 5.1 of this Agreement, substantially in the form of Exhibit C attached hereto.

“Series 2007B Note” means the promissory note given by the Borrower in connection with the Series 2007B Bonds pursuant to Section 5.1 of this Agreement, substantially in the form of Exhibit D attached hereto.

“Tax Certificate” means the Tax Representation Certificate of the Borrower delivered in connection with the initial issuance and delivery of the Bonds.

ARTICLE II.

REPRESENTATIONS

Section 2.1. Representations of the Issuer. The Issuer makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(a) The Issuer is a public instrumentality and agency of the State of Iowa and is authorized to enter into the transactions contemplated by this Agreement, the Indenture, the Land Use Restriction Agreement and the Bond Purchase Agreement, and to carry out its obligations hereunder and thereunder. By proper action the Issuer has duly authorized the execution and delivery of the Bonds, this Agreement, the Indenture, the Land Use Restriction Agreement and the Bond Purchase Agreement and the performance of its obligations under this Agreement, the Indenture, the Land Use Restriction Agreement, the Bond Purchase Agreement and the Bonds.

(b) Neither the execution and delivery of the Bonds, this Agreement, the Indenture, the Land Use Restriction Agreement or the Bond Purchase Agreement, the consummation of the transactions contemplated hereby and thereby nor the fulfillment of or compliance with the terms and conditions or provisions of the Bonds, this Agreement, the Indenture or the Bond Purchase Agreement conflicts with or results in the breach of any of the terms, conditions or provisions of any constitutional provision or statute of the State or of any agreement or instrument or judgment, order or decree to which the Issuer is now a party or by which it or its property is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature upon any property or assets of the Issuer under the terms of any instrument or agreement.

(c) The Issuer is issuing the Bonds to enable the Borrower to obtain moneys which will be used, together with certain other moneys of the Borrower, to (i) finance a portion of the costs of rehabilitation of the Project, (ii) refinance certain existing indebtedness incurred in connection with the Project and (iii) pay certain expenses incurred in connection with the issuance of the Bonds.

(d) There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by or before any court, governmental agency or public board or body, which (i) affects or questions the existence or the territorial jurisdiction of the Issuer or the title to the office of any officer or member of the governing body of the Issuer; (ii) affects or seeks to prohibit, restrain or enjoin the execution and delivery of this Agreement, the Indenture or the Bond Purchase Agreement or the issuance, execution or delivery of the Bonds; (iii) affects or questions the validity or enforceability of this Agreement, the Indenture, the Bond Purchase Agreement or the Bonds; or (iv) questions the power or authority of the Issuer to perform its obligations under the Bonds, this Agreement, the Indenture or the Bond Purchase Agreement.

(e) The Issuer has taken all action and has complied with all provisions of law with respect to the execution, delivery and performance of this Agreement, the Bonds, the

Indenture and the Bond Purchase Agreement and the due authorization of the consummation of the transactions contemplated hereby and thereby, and this Agreement, the Bonds, the Indenture and the Bond Purchase Agreement have been duly executed and delivered by, the Issuer.

(f) The Issuer has not pledged and will not pledge or grant any security interest in its interest in, to or under this Agreement and the payments made hereunder and thereunder, or the revenues or income to be derived by the Issuer hereunder and thereunder for any purpose other than to secure the Bonds.

(g) The Issuer will not knowingly engage in any activity which will result in the interest on any Series 2007A Bonds issued becoming taxable to the holders thereof under Federal or State income tax laws.

Section 2.2. Representations of the Borrower. The Borrower makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(a) The Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is authorized to conduct business in the State and every other state in which the nature of its business requires such authorization and has full power to enter into this Agreement, the Notes, the Reimbursement Agreement, the Bond Purchase Agreement, the Remarketing Agreement and the Tax Certificate.

(b) The Bond Documents to which the Borrower is a party have each been duly executed and delivered by the Borrower, and, assuming due authorization, execution and delivery by the other party or parties hereto and thereto, the Bond Documents to which the Borrower is a party are each legal, valid and binding obligations of the Borrower enforceable against the Borrower, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to, or limiting creditors’ rights or contractual obligations generally.

(c) The execution and delivery of the Bond Documents, the compliance with the terms, conditions and provisions hereof and thereof, and the consummation of the transactions herein and therein contemplated do not and will not violate any existing law or any existing regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any material mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower (except as contemplated by the Indenture) in violation of the terms of any mortgage, indenture, agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound.

(d) Except as disclosed in writing to the Issuer and the Credit Provider, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower wherein an unfavorable decision, ruling or finding could have a material adverse effect on the properties, business, condition (financial or otherwise) or results of operations of the Borrower or would adversely affect the validity or enforceability of, or the authority or ability of the Borrower to perform its obligations under, the Bond Documents.

(e) All necessary authorizations, approvals, consents and other orders of any governmental authority or agency for the execution and delivery by the Borrower of the Bond Documents have been obtained and are in full force and effect.

(f) In the rehabilitation of the Project, the Borrower will, and at no expense to Issuer, comply in all material respects with all applicable building, zoning and land use, environmental protection, sanitary and safety and other laws, rules and regulations. It shall not be a breach of this paragraph, however, if the Borrower fails to comply with such laws, rules and regulations during any period in which it shall in good faith diligently contest the validity or applicability thereof and no proceeding shall have been commenced or unstayed binding order issued which has a material adverse effect on the operations (financial or otherwise), business or properties of the Borrower arising out of such contest.

(g) The Borrower shall duly pay or cause to be paid all taxes and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to the Project, all utility and other charges incurred in the operation, maintenance and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project. However, the Borrower may contest in good faith any such event and may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting the same, provided that such non-payment does not have a material adverse effect on the operations (financial or otherwise), business or properties of the Borrower.

(h) All necessary orders, consents, authorizations, permits, licenses and approvals legally required by governmental authorities to be obtained on the date hereof in connection with the operation, ownership, maintenance and construction of the Project and of other facilities of the Borrower have been obtained and are in full force and effect, and the Borrower knows of no reason why it cannot obtain all other necessary orders, consents, authorizations, permits, licenses and approvals legally required by governmental authorities to be obtained after the date hereof in connection with the completion of the construction and the operation of the Project.

(i) No event has occurred and no condition exists which, upon the issuance of the Bonds, would constitute a material violation of, breach of, or default under any of the Bond Documents or any material agreement or instrument to which the Borrower is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby or thereby, or constitute an Event of Default under the Indenture, the Reimbursement Agreement or this Agreement or which, with the lapse of time or with the giving of notice or both, would become or constitute such an Event of Default or such a violation, breach or default.

(j) The information furnished by the Borrower and filed by the Issuer with the Internal Revenue Service pursuant to Section 149(e) of the Code is true and correct in all material respects.

(k) Neither this Agreement nor any other document, certificate or written statement furnished to the Issuer by or on behalf of the Borrower in connection with the transactions contemplated hereby or thereby or by the Indenture, contains, to the best of the Borrower’s knowledge, any untrue statement.

(1) The Borrower agrees to comply with the requirements of Section 148 of the Code as described in the Tax Certificate regarding the payment of certain investment earnings to the United States.

(m) None of the proceeds of the Bonds shall be used in such a manner as to cause the Bonds to be “federally guaranteed” within the meaning of Section 147(b) of the Code.

(n) No event has occurred and no condition exists with respect to the Borrower that would constitute an “Event of Default” under this Agreement or that, with the lapse of time or the giving of notice or both, would become an “Event of Default” under this Agreement.

(o) The Credit Provider does not control, either directly or indirectly through one or more intermediaries, the Borrower or any of its members. Likewise, neither the Borrower or its members control, either directly or indirectly through one or more intermediaries, the Credit Provider. “Control” for this purpose has the meaning given to such term in Section 2(a)(9) of the Investment Company Act of 1940. The Borrower agrees to provide written notice to the Trustee, the Remarketing Agent and the Bondholders at least thirty days prior to its consummation of any transaction that would result in the Borrower controlling or being controlled by the Credit Provider or any provider of an alternate Credit Facility.

ARTICLE III.

ISSUANCE OF BONDS

In order to provide funds to refinance certain existing indebtedness incurred in connection with the acquisition of the Project and to finance the rehabilitation of the Project, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered, the Bonds, bearing interest and maturing as set forth in the Indenture. The Issuer will thereupon direct the proceeds received from the sale of the Bonds to be deposited in accordance with Section 301 of the Indenture and such deposits shall constitute a loan equal to the initial principal amount of the Bonds to the Borrower. The Loan shall be evidenced by the Notes. Any moneys held in the Project Fund (including earnings on any investment thereof) and pending application as provided in Article IV hereof, are subject to a lien in favor of the holders of the Bonds as provided in the Indenture.

ARTICLE IV.

THE PROJECT

Section 4.1. Rehabilitation of Project. The Borrower represents, warrants and covenants that it will complete the rehabilitation of the Project in accordance with this Article IV, substantially in accordance with the plans and specifications, if any, therefor prepared by it, including any and all supplements, amendments and additions (or deletions) thereto (or therefrom); provided, however, that such other facilities and property contemplated by such supplements, amendments, additions or deletions to the plans and specifications shall not disqualify the Project as a “project” within the meaning of the Act or result in the interest on any Series 2007A Bonds becoming includable in the gross income of the owners of the Series 2007A Bonds for Federal income tax purposes.

In the event that Exhibit A hereto is to be amended or supplemented in accordance with the provisions of Section 1101 of the Indenture, the Issuer may enter into, and may instruct the Trustee to consent to, an amendment of or supplement to Exhibit A hereto upon receipt of:

(i) a copy of the proposed form of amendment or supplement to Exhibit A hereto, and

(ii) the written approving opinion of Bond Counsel to the effect that such amendment or supplement will not have the effect of disqualifying the Project as a “project” within the meaning of the Act or result in the interest on any Series 2007A Bonds becoming includable in the gross income of the owners of the Series 2007A Bonds for Federal income tax purposes.

Section 4.2. Disbursements from the Project Fund. The Issuer authorizes and directs the Trustee upon compliance with Section 308 of the Indenture to disburse the moneys in the Project Fund to or on behalf of the Borrower, for the following purposes:

(a) Payment to the Borrower of such amounts, if any, as shall be necessary to reimburse the Borrower for advances and payments made by it prior to or after the delivery of the Bonds for expenditures in connection with the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof) and the rehabilitation of the Project or to enable the Borrower to pay off certain existing indebtedness incurred in connection with the acquisition of the Project.

(b) Payment of the initial or acceptance fee of the Trustee, fees of the Trustee and any paying agent incurred during the Construction Period, fees relating to the underwriting or placement of the Bonds, legal, financial and accounting fees and expenses, printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the execution and filing of the Indenture and the preparation of all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of this Agreement, the Indenture, the Bonds and all related agreements and instruments.

(c) Payment for labor, services, materials and supplies used or furnished in the rehabilitation or installing of the Project, all as provided in the plans, specifications and work orders therefor, payment for the cost of the acquisition and installation of utility services or other facilities, and acquisition and installation of all real and personal property deemed necessary in connection with the Project and payment for the miscellaneous capitalized expenditures incidental to any of the foregoing items.

(d) Payment of the fees, if any, for architectural, engineering, legal, printing, underwriting and supervisory services with respect to the Project.

(e) To the extent not paid by a contractor for construction with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period.

(f) Payment of the taxes, assessments and other charges, if any, that may become payable during the Construction Period with respect to the Project, or reimbursement thereof if paid by the Borrower.

(g) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.

(h) Interest on the Bonds during the Construction Period (or reimbursement of the Credit Provider for draws under the Letter of Credit to pay such interest).

(i) Fees of the Credit Provider during the Construction Period for the issuance of the Letter of Credit and any other fees of the Credit Provider under the Reimbursement Agreement.

(j) Payment of any other costs permitted by the Act which will not adversely affect the exclusion from Federal income taxation of interest on the Series 2007A Bonds.

All moneys remaining in the Project Fund after the Completion Date and after payment or provisions for payment of all other items provided for in the preceding subsections (a) to (c), of this Section, shall at the direction of the Borrower Representative with the consent of the Credit Provider be used in accordance with Section 4.3 hereof.

Each of the payments referred to in this Section shall be made upon receipt by the Trustee of a written order complying with the requirements of Section 308 of the Indenture signed by the Borrower Representative and consented to by the Credit Provider.

Section 4.3. Establishment of Completion Date. The Completion Date shall be evidenced to the Trustee mad the Credit Provider by a certificate signed by the Borrower Representative substantially in the form set forth in Exhibit B hereto. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. It shall be the duty of the Borrower to cause such certificate to be furnished to the Trustee and the Credit Provider within sixty (60) days after the Project shall have been completed.

Moneys (including investment proceeds) remaining in the Project Fund on the date of such certificate may be used, at the direction of the Borrower Representative with the consent of the Credit Provider, to the extent indicated, for one or more of the following purposes:

(1) for the payment, in accordance with the provisions of this Agreement, of any Cost of the Project not theretofore paid, as specified in the above-mentioned completion certificate, or

(2) for transfer to the Bond Fund, but only if, and to the extent that, the Trustee and the Issuer have been furnished with an opinion of Bond Counsel to the effect that such transfer is lawful under the Act and does not adversely affect the exclusion from Federal gross income of interest on any of the Series 2007A Bonds.

Any moneys (including investment proceeds) remaining in the Project Fund on the date of the aforesaid certificate and not set aside for the payment of Costs of the Project as specified in (1) above or transferred to the Bond Fund pursuant to (2) above shall on such date be deposited by the Trustee in a separate escrow account and used to pay all or part of the redemption price of Bonds at the earliest redemption date or dates on which Bonds may be redeemed without the payment of a premium or, at the option of the Borrower, with the consent of the Credit Provider, at an earlier redemption date or dates; provided that, until so used such moneys may also be used, at the direction of the Borrower Representative, with the consent of the Credit Provider, for one or more of the following purposes:

(a) to pay all or part of the price of purchasing Bonds on tender, in the open market or at private sale, at a purchase price not in excess of 100% of the principal amount of such Bonds plus accrued interest to the date of such purchase for the purpose of cancellation;

(b) for the payment of qualifying costs of any additional improvements to be installed or constructed on the Project site, provided that such use of funds is permitted under the Act; or

(c) for any other purpose permitted by the Act;

provided, that the earnings on the investment of the moneys on deposit in such escrow account shall be transferred on each interest payment date on the Bonds to the Bond Fund and shall be used to pay interest on the Bonds coming due on each interest payment date on the Bonds (or to reimburse the Credit Provider for draws under the Letter of Credit to pay interest on the Bonds), but no moneys on deposit in such escrow account may be used for any of the purposes specified in this paragraph (including the redemption of Bonds) unless and until the Trustee and the Issuer have been furnished with an opinion of Bond Counsel to the effect that such use is lawful under the Act and does not adversely affect the exclusion from gross income for Federal income tax purposes of the interest on any of the Series 2007A Bonds; and provided further that, until used for one or more of the foregoing purposes, moneys on deposit in such escrow account may be invested in investments authorized by Section 4.4 of this Agreement, but may not be invested to produce a yield on such moneys (computed from the Completion Date and taking into account any investment of such moneys during the period from the Completion Date until such moneys were deposited in such escrow account) greater than the yield on the Bonds from which such proceeds were derived, all as such terms are used in and determined in accordance with the code and regulations promulgated thereunder.

In the event the moneys in the Project Fund available for payment of the Costs of the Project should not be sufficient to pay the costs thereof in full, the Borrower agrees, to pay directly, or to deposit in the Project Fund moneys sufficient to pay, the costs of completing the Project as may be in excess of the moneys available therefor in the Project Fund. THE ISSUER DOES NOT MAKE ANY WARRANTY, EITHER EXPRESS OR IMPLIED, THAT THE MONEYS WHICH WILL BE PAID INTO THE PROJECT FUND AND WHICH, UNDER THE PROVISIONS OF THIS AGREEMENT, WILL BE AVAILABLE FOR PAYMENT OF THE COSTS OF THE PROJECT, WILL BE SUFFICIENT TO PAY ALL THE COSTS WHICH WILL BE INCURRED IN THAT CONNECTION. The Borrower agrees that if after exhaustion of the moneys in the Project Fund the Borrower should pay or deposit moneys in the Project Fund for the payment of any portion of the said Costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee, the Credit Provider, or from the owners of any of the Bonds, nor shall the Borrower be entitled to any diminution of the amounts payable under Article V hereof.

Section 4.4. Investment of Moneys. Any moneys held as a part of the Bond Fund or the Project Fund shall be invested or reinvested by the Trustee, at the direction of the Borrower Representative as provided in Section 314 of the Indenture and in the Tax Certificate, to the extent permitted by taw, in Qualified Investments. Any such investment may be purchased at the offering or market price thereof at the time of such purchase. The Trustee may make any and all such investments through its own investment department or through any of the Trustee’s affiliates or subsidiaries.

The investments so purchased shall be held by the Trustee and shall be deemed at all times a part of the fund, account or subaccount for which they were made and the interest accruing thereon and any profit realized therefrom shall be credited to such fund, account or subaccount and any net losses resulting from such investment shall be charged to such fund, account or subaccount.

Section 4.5. Operation of the Project. The Borrower will not, nor will it allow any lessee, sublessee or other user of the Project to, make any material change in its use of the Project unless the Trustee and the Issuer receive an opinion of Bond Counsel to the effect that such change will not impair the exclusion of interest on any Series 2007A Bonds issued from the gross income of holders of the Series 2007A Bonds for Federal income tax purposes.

The Borrower agrees to operate the Project, or cause any lessee, sublessee or other user of the Project to operate the Project, as a “project” as contemplated by the Act and in such a manner that it will not impair the exclusion of interest on any Series 2007A Bonds issued from gross income of the holders of the Series 2007A Bonds for Federal income tax purposes.

Upon a transfer, sale or sublease of all or any portion of the Borrower’s interest in the Project (to the extent permitted hereunder and under the Reimbursement Agreement), the Borrower will obtain the agreement of the purchaser, transferee or sublessee of the Project or any interest therein to comply with the provisions of this Agreement, regardless of whether such purchaser, transferee or sublessee assumes the obligations of the Borrower under this Agreement generally.

Section 4.6. Issuer’s and Trustee’s Right of Access to the Project. The Borrower agrees that during the term of this Agreement the Issuer, the Trustee, the Credit Provider, and their duly authorized agents shall have the right during regular business hours, with reasonable notice, to enter upon the premises and examine and inspect the Project. The Borrower agrees that the Issuer, the Trustee, the Credit Provider and their duly authorized agents shall have, subject to such limitations, restrictions and requirements as the Borrower may reasonably prescribe, such rights of access to the Project.

Section 4.7. Maintenance and Repair; Insurance. The Borrower will maintain the Project in a reasonably safe and sound operating condition, making from time to time all reasonably needed material repairs thereto, and shall maintain reasonable amounts of insurance coverage with respect to the Project and shall pay all costs of such maintenance, repair and insurance.

Section 4.8. Annual Information for Audit. The Borrower agrees that it will annually on or before August 15 of each year furnish the Iowa Finance Authority with a statement of the amount of the Outstanding Bonds as of the immediately preceding June 30. In addition, the Borrower shall provide the Iowa Finance Authority with any other information which may from time to time be requested concerning the Bonds according to the rules and interpretations of the Governmental Accounting Standards Board required to be disclosed concerning conduit debt obligations.

Section 4.9. No Warranty by Issuer. THE BORROWER RECOGNIZES THAT THE ISSUER HAS NOT MADE AN INSPECTION OF THE PROJECT OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND THE ISSUER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, OR AS TO THE ISSUER’S OR BORROWER’S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE BORROWER. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 4.9 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES OR REPRESENTATIONS BY THE ISSUER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OF THE STATE OF IOWA OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

ARTICLE V.

PAYMENTS

Section 5.1. Repayment. (a) Principal, Premium and Interest. As evidence of its obligation to repay the Loan made hereunder by the Issuer, the Borrower will issue its Series 2007B Note in the original principal amount of $24,000,000. When and if the Series 2007A Bonds are issued, the Borrower will issue its Series 2007A Note in a principal amount equal to the principal amount of any Series 2007A Bonds issued. At such time, the Borrower’s Series 2007B Note will be reduced in a like principal amount. The Notes shall be dated the date of their respective issuance and delivery and shall mature on May I, 2042, except as the provisions hereinafter set forth with respect to prepayment may become applicable thereto. The Notes shall bear interest on the unpaid principal amount thereof from the date of the Notes at such rates equal to the interest rates from time to time borne by the Bonds, calculated on the same basis and to be paid at the same times as interest on the Bonds is calculated and paid from time to time. The Notes shall be subject to prepayment as herein provided. Payments of the principal of and premium, if any, and interest on the Notes shall be made in lawful money of the United States of America in federal or other immediately available funds. The Notes shall be in substantially the same forms as Exhibit C and Exhibit D attached hereto and made a part hereof. The Issuer and the Borrower agree that the Notes shall be payable to the Trustee. The Borrower covenants and agrees that the payments of principal of, premium, if any, and interest on the Notes shall at all times be sufficient to pay when due the principal of, premium, if any, and interest on the Bonds; provided, that the Excess Amount (as hereinafter defined) held by the Trustee in the Bond Fund on a payment date shall be credited against the payment due on such date; and provided further, that, subject to the provisions of the immediately following sentence, if at any time the amount held by the Trustee in the Bond Fund should be sufficient (and remain sufficient) to pay on the dates required the principal of, premium, if any, and interest on the Bonds then remaining unpaid, the Borrower shall not be obligated to make any further payments under the provisions of this Section 5.1(a) or on the Notes. Notwithstanding the provisions of the preceding sentence, if on any date the Excess Amount held by the Trustee in the Bond Fund is insufficient to make the then required payments of principal (whether at maturity or upon redemption prior to maturity or acceleration), premium, if any, and interest on the Bonds on such date, the Borrower shall forthwith pay such deficiency. The term “Excess Amount” as of any interest payment date shall mean the amount in the Bond Fund on such date in excess of the amount required for the payment of the principal of the Bonds which theretofore has matured at maturity or on a date fixed for redemption and premium, if any, on such Bonds in all cases where Bonds have not been presented for payment and paid, or for the payment of interest which has theretofore come due in all cases where interest checks have not been presented for payment and paid.

If the Borrower shall fail to pay any installment of principal of, premium, if any, or interest on the Notes or under this Section 5.1 (a), the installment so in default shall continue as an obligation of the Borrower until the amount so in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon until paid (to the extent legally enforceable) at a rate equal to the rate borne by the Bonds from time to time from the due date thereof until paid. If the Borrower defaults in any payment required by this Section, the Borrower will pay interest (to the extent allowed by law) on such amount until paid at the rate provided for in the Bonds.

(b) Purchase Price. The Borrower agrees to pay to the Tender Agent (or if the Bonds are in the Book Entry System, the Trustee) amounts sufficient to pay the purchase price of Bonds on each Purchase Date and Mandatory Tender Date pursuant to the Indenture, provided the Borrower shall receive a credit for the amount of remarketing or Letter of Credit proceeds available for such purpose in the Bond Fund on each such date.

(c) Borrower to Make up Deficiencies. In furtherance of the foregoing, so long as any Bonds are outstanding, the Borrower agrees to pay, or cause to be paid, all amounts required to prevent any deficiency or default in any payment of the principal or purchase price of, premium, if any, or interest on the Bonds, including any deficiency caused by an act or failure to act by the Trustee, the Borrower, the Issuer or any other person.

(d) Assignment. All amounts payable under this Section by the Borrower are assigned by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Bondholders. The Borrower consents to such assignment. Accordingly, the Borrower will pay, or cause to be paid, directly to the Trustee (or in the case of the purchase price of Bonds when the Bonds are not in a Book Entry System, to the Tender Agent) at its principal corporate trust office all payments payable by the Borrower pursuant to this Section without defense or set-off by reason of any dispute between the Borrower and the Issuer or the Trustee.

(e) Payments under Reimbursement Agreement. The Borrower will pay all amounts owing to the Credit Provider under the Reimbursement Agreement directly to the Credit Provider when due and no such payment shall be made to the Trustee.

(f) Credit. In the event that the Trustee is authorized and directed to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to pay the principal of, premium, if any, and interest on the Bonds and the purchase price of Bonds if and when due, any moneys derived from a drawing under the Letter of Credit shall constitute a credit against the obligations of the Borrower to make corresponding payments on the Notes and under subsections (a) and (b) of this Section 5.1.

Section 5.2. Additional Payments. The Borrower agrees to pay the following within 30 days after receipt of a bill therefor:

(a) The reasonable fees and expenses of the Issuer, including attorneys’ fees and expenses, in connection with this Agreement and the Bonds, such fees and expenses to be paid directly to the Issuer or as otherwise directed in writing by the Issuer.

(b) (i) The reasonable fees and expenses of the Trustee, the Tender Agent and all other fiduciaries and agents serving under the Indenture (including any expenses in connection with any redemption of the Bonds), and (ii) all reasonable fees and expenses, including attorneys’ fees, of the Trustee for any extraordinary services rendered by it under the Indenture. All such fees and expenses are to be paid directly to the Trustee or other fiduciary or agent for its own account as and when such fees and expenses become due and payable.

(c) The fees and expenses of the Remarketing Agent in accordance with the terms of the Remarketing Agreement.

(d) All other reasonable fees and expenses incurred in connection with the issuance of the Bonds.

Section 5.3. Prepayments. The Borrower may (and during the term of the Letter of Credit, only with the prior written consent of the Credit Provider) prepay to the Trustee all or any part of the amounts payable under Section 5.1 at the times and subject to the conditions that Bonds are subject to redemption as described in the Bonds and the Indenture. A prepayment shall not relieve the Borrower of its obligations under this Agreement until all the Bonds have been paid or provision for the payment of all the Bonds has been made in accordance with the Indenture. In the event of a mandatory redemption of the Bonds, the Borrower agrees to prepay, or cause to be prepaid, all amounts necessary for such redemption.

Section 5.4. Obligations of Borrower Unconditional. The obligations of the Borrower to make the payments required by Sections 5.1 and 5.3 and to perform its other agreements contained in this Agreement and the Notes shall be absolute and unconditional. Until the principal of and interest on the Bonds shall have been fully paid or provision for the payment of the Bonds made in accordance with the Indenture, the Borrower (a) will not suspend or discontinue any payments provided for in Section 5.1 hereof, (b) will perform all its other agreements in this Agreement and the Notes and (c) will not terminate this Agreement for any cause including any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the laws of the United States or of the State or any political subdivision of either or any failure of the Issuer to perform any of its agreements, whether express or implied, or any duty, liability or obligation arising from or connected with this Agreement or the Notes.

Section 5.5. Letter of Credit. The Borrower shall provide for the delivery of a Letter of Credit meeting the requirements of Section 401(a) of the Indenture to the Trustee simultaneously with the original issuance and delivery of the Bonds. The Borrower may provide for the delivery of an Alternate Credit Facility in substitution or replacement for the then current Letter of Credit but only in accordance with Section 401 of the Indenture. The Borrower agrees that, after the issuance of the Bonds, it will not at any time pledge, or grant a lien on or security interest in, any property as security for its reimbursement obligations under the Reimbursement Agreement to the Credit Provider or the issuer or provider of the Letter of Credit unless the Borrower has furnished to the Trustee and the Issuer an opinion of Bond Counsel stating that such action will not adversely affect the exclusion of interest on any Series 2007A Bonds issued from gross income for Federal income tax purposes.

ARTICLE VI.

SPECIAL COVENANTS AND AGREEMENTS

Section 6.1. Maintenance of Existence. Subject to additional conditions set forth in the Reimbursement Agreement, the Borrower agrees that during the term of this Agreement and so long as any Bond is outstanding, that it will maintain its existence as a limited liability company, will continue to be a limited liability company in good standing under the laws of the State, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another legal entity or permit one or more other legal entities to consolidate with or merge into it, or sell or otherwise transfer to another legal entity all or substantially all its assets as an entirety and dissolve, unless (a)(i) in the case of any merger or consolidation, the Borrower is the surviving entity and (ii) no event which constitutes, or which with the giving of notice or the lapse of time or both would constitute an Event of Default shall have occurred and be continuing immediately after such merger or consolidation, or (b)(i) the surviving, resulting or transferee legal entity is organized and existing under the laws of the United States, a state thereof or the District of Columbia, and (if not the Borrower) assumes in writing all the obligations of the Borrower under this Agreement, (ii) no event which constitutes, or which with the giving of notice or the lapse of time or both would constitute an Event of Default shall have occurred and be continuing immediately after such merger, consolidation or transfer, and (iii) the Borrower shall cause such other entity, if not an Iowa entity, to qualify to do business as a foreign entity in the State and to remain so qualified continuously during the term hereof.

Section 6.2. Reports. No later than ninety (90) days after written request by the Trustee, the Borrower shall provide copies of its financial statements and any and all records relating to the Project to the Trustee.

Section 6.3. Payment of Taxes. The Borrower will pay and discharge promptly all lawful taxes, assessments and other governmental charges or levies imposed upon the Project, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon the Project; provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim (i) if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted, (ii) if the Borrower shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto deemed adequate by the Borrower; and (iii) if failure to make such payment will not impair the use of the Project by the Borrower.

Section 6.4. Arbitrage. The Borrower covenants with the Issuer and for and on behalf of the purchasers and owners of any Series 2007A Bonds issued from time to time outstanding that so long as any of the Series 2007A Bonds remain outstanding, moneys on deposit in any fund in connection with the Series 2007A Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Series 2007A Bonds to be “arbitrage bonds” within the meaning of Section 148 of the Code, and any lawful regulations promulgated thereunder, as the same exist on this date, or may from time to time hereafter be amended, supplemented or revised. The Borrower also covenants for the benefit of the Bondholders to comply with all of the provisions of the Tax Certificate. The Borrower reserves the right, however, to make any investment of such moneys permitted by State law, if, when and to the extent that said Section 148 or regulations promulgated thereunder shall be repealed or relaxed or shall be held void by final judgment of a court of competent jurisdiction, but only if any investment made by virtue of such repeal, relaxation or decision would not, in the written opinion of Bond Counsel, result in making the interest on the Series 2007A Bonds includable in the federal gross income of the owners of the Series 2007A Bonds.

Section 6.5. Borrower Obligation with Respect to Exclusion of Interest Paid on the Series 2007A Bonds. Promptly after the Borrower first becomes aware of a determination of taxability as provided in Section 601(c) of the Indenture with respect to any Series 2007A Bonds issued, the Borrower shall give written notice thereof to the Issuer, the Trustee, the Remarketing Agent and the Credit Provider.

This Section 6.5 shall survive any assignment or termination of this Agreement.

Section 6.6. Recording and Maintenance of Liens. The Borrower will, at its own expense, take all necessary action to maintain and preserve the liens and security interest of this Agreement and the Indenture so long as any principal installment of, premium, if any, or interest on the Bonds remains unpaid.

The Borrower will, forthwith after the execution and delivery of this Agreement, the Notes and Indenture, and thereafter from time to time, cause the Indenture (including any amendments thereof and supplements thereto), and any financing statements in respect thereof to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to perfect and protect the lien and security interest therein granted to the Trustee to the rights of the Issuer assigned under the Indenture, and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all continuation statements and further instruments necessary for such publication, perfection and protection. Except to the extent it is exempt therefrom, the Borrower will pay or cause to be paid all filing, registration and recording fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution, filing and acknowledgement of such instruments of further assurance, and all federal or state fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, the Notes and Indenture and such instruments of further assurance.

The Issuer shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected thereby. At the request of the Borrower, the Issuer will execute such instruments as may be reasonably necessary in connection with such filing or recording.

Section 6.7. Compliance with Laws. The Borrower shall, through the term of this Agreement and at no expense to the Issuer, promptly comply or cause compliance with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Project or to the repair and alteration thereof, or to the use or manner of use of the Project. It shall not be a breach of this covenant, however, if the Borrower fails to comply with such laws, rules and regulations during any period in which it shall in good faith diligently contest the validity or applicability thereof and no proceeding shall have been commenced or unstayed binding order issued which has a material adverse effect on the operations (financial or otherwise), business or properties of the Borrower arising out of such contest.

Section 6.8. Continuing Disclosure. The Borrower hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Requirements (as defined in the Indenture). Notwithstanding any other provision of this Agreement, failure of the Borrower to comply with the Continuing Disclosure Requirements shall not be considered an Event of Default; however, any Bondholder or the Trustee may (and, at the request of any underwriter of the Bonds required to comply with Securities and Exchange Commission Rule 15c2-12(b)(5) or the Holders of at least 25% aggregate principal amount in Outstanding Bonds, the Trustee shall, to the extent indemnified to its satisfaction) take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Borrower to comply with its obligations under this Section 6.8.

ARTICLE VII.

NO RECOURSE TO ISSUER; INDEMNIFICATION

Section 7.1. No Recourse to Issuer. The Bonds constitute special obligations of the Issuer, payable solely from the revenues pledged to the payment thereof pursuant to this Agreement and the Indenture, and do not now and shall never constitute an indebtedness or a loan of the credit of the Issuer, the State of Iowa or any political subdivision thereof within the meaning of any constitutional or statutory provision whatsoever. The Issuer has no taxing power. Neither the Issuer, nor any commissioner, member, director, officer, employee or agent of the Issuer nor any person executing the Bonds shall be liable personally for the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds. No recourse shall be had for the payment of the principal of, premium, if any, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in any of the Bond Documents against any past, present or future member, officer, agent or employee of the Issuer, or any incorporator, commissioner, member, officer, employee, director or trustee of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, commissioner, member, officer, employee, director, agent or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of the Bond Documents to which the Issuer is a party and the issuance of the Bonds.

Section 7.2. Indemnification.

(a) The Borrower will, to the fullest extent permitted by law, protect, indemnify and save the Issuer, the State and the Trustee and their officers, agents, and employees and any person who controls the Issuer within the meaning of the Securities Act of 1933, harmless from and against all liabilities, losses, damages, costs, expenses (including attorneys’ fees and expenses of the Issuer), taxes, causes of action, suits, claims, demands and judgments in connection with the transaction contemplated by this Agreement or arising from or related to the issuance or sale of the Bonds, including but not limited to:

(i) any injury to or death of any person or damage to property in or upon the Project or growing out of or connected with the use, non-use, condition or occupancy of the Facilities or any part thereof, including any and all acts or operations relating to the acquisition or installation of property or improvements. The foregoing indemnification obligations shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Borrower, customers, suppliers or affiliated organizations under any Workers’ Compensation Acts, Disability Benefit Acts or other employee benefit acts;

(ii) violation of any agreement, provision or condition of this Agreement, the Bonds or the Indenture, except a violation by the party seeking indemnification;

(iii) violation by the Borrower of any contract, agreement or restriction which shall have existed at the commencement of the Term of this Agreement or shall have been approved by the Borrower;

(iv) violation by the Borrower of any law, ordinance, court order or regulation affecting the Project or a part thereof or the ownership, occupancy or use thereof;

(v) any statement or information relating to the expenditure of the proceeds of the Bonds contained in the Tax Certificate or similar document furnished by the Borrower to the Issuer or Trustee which, at the time made, is misleading, untrue or incorrect in any material respect;

(vi) any untrue statement or alleged untrue statement of a material fact contained in any offering material relating to the sale of the Bonds (as from time to time amended or supplemented) or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or failure to properly register or otherwise qualify the sale of the Bonds or failure to comply with any licensing or other law or regulation which would affect the manner whereby or to whom the Bonds could be sold; and

(vii) with respect to the Trustee, from and against any and all costs, claims, liabilities, losses or damages whatsoever (including reasonable costs and fees of counsel, auditors or other experts), asserted or arising out of or in connection with the acceptance or administration of the trusts established pursuant to the Indenture, except costs, claims, liabilities, losses or damages resulting from the negligence or willful misconduct of the Trustee, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and of enforcing this indemnification provision.

(b) Promptly after receipt by the Issuer or any such other indemnified person, as the case may be, of notice of the commencement of any action with respect to which indemnity may be sought against the Borrower under this Section, such person will notify the Borrower in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Borrower shall assume the defense of such action (including the employment of counsel, who shall be counsel subject to the approval of the Issuer, which approval shall not be unreasonably withheld, and the payment of expenses). Insofar as such action shall relate to any alleged liability with respect to which indemnity may be sought against the Borrower, the Issuer or any such other indemnified person shall have the right to employ separate counsel of their own choice in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Borrower. The Borrower shall not be liable to indemnify any person for any settlement of any such action effected without its consent.

(c) Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any pecuniary liability by reason of the terms of this Agreement or the undertakings required of the Issuer hereunder, by reason of the issuance of the

Bonds, by reason of the execution of the Indenture or by reason of the performance of any act requested of the Issuer by the Borrower, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulation pertaining to the foregoing; nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Borrower shall indemnify and hold the Issuer harmless against all claims, demands or causes of action whatsoever, by or on behalf of any person, firm or corporation or other legal entity arising out of the same or out of any offering statement or lack of offering statement in connection with the sale or resale of the Bonds and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Borrower shall defend the Issuer in any such action or proceeding. All references to the Issuer in this Section 7.2 shall be deemed to include its commissioners, directors, members, officers, employees, and agents.

The obligations of the Borrower under this Section 7.2 shall survive any assignment or termination of this Agreement, the resignation or removal of the Trustee and the payment and discharge of the Bonds.

ARTICLE VIII.

ASSIGNMENT

Section 8.1. Assignment by Borrower. This Agreement may not be assigned by the Borrower without consent of the Issuer and the Trustee, except that the Borrower may without any consent assign to any surviving, resulting or transferee entity its rights under this Agreement as provided by Section 6.1 of this Agreement.

Section 8.2. Assignment by Issuer. As security for the payment of the Bonds, the Issuer will assign and pledge to the Trustee all right, title and interest of the Issuer in and to this Agreement, including the right to receive payments hereunder (except the rights, including, without limitation, the right to receive payment of expenses, fees, indemnification and the rights to make determinations and receive notices, and as herein provided under Sections 5.2, 7.1, 7.2,9.3 and 10.7 hereof), and hereby directs the Borrower to make said payments directly to the Trustee. The Borrower hereby assents to such assignment and pledge and will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Issuer or the Trustee, and hereby agrees that its obligation to make payments hereunder and to perform its other agreements contained herein are absolute and unconditional.

ARTICLE IX.

DEFAULTS AND REMEDIES

Section 9.1. Events of Default. The occurrence and continuation of any one of the following shall constitute an Event of Default hereunder:

(a) failure by the Borrower to pay any amounts required to be paid as principal, premium, if any, or interest under this Agreement or the Notes, including, without limitations, Section 5.1(a) or Section 5.2(b) hereof, on the dates and in the manner specified therein or herein; or

(b) failure by the Borrower to observe or perform any material covenant, condition or agreement on its part to be observed or performed in this Agreement, other than as referred to in subsection (a) above, for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Issuer, the Trustee or the Credit Provider, unless the Trustee and the Credit Provider shall agree in writing to an extension of such time prior to expiration; or

(c) the dissolution or liquidation of the Borrower or the filing by the Borrower of a voluntary, petition in bankruptcy, or failure of the Borrower to promptly lift any execution, garnishment or attachment of such consequence as wilt impair its ability to carry on its obligations hereunder, or an order for relief under Title 7, 11 or 13 of the United States Bankruptcy Code, as amended from time to time, is entered against the Borrower, or a petition or answer proposing the entry of an order for relief against the Borrower under Title 7, 11 or 13 of the United States Bankruptcy Code, as amended from time to time, or reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged within sixty (60) days after the filing thereof, or the Borrower shall fail generally to pay its debts as they become due, or a custodian (including without limitation a receiver, trustee, assignee for the benefit of creditors or liquidator of the Borrower) shall be appointed for or take possession of all or a substantial part of its properties and shall not be discharged within sixty (60) days after such appointment or taking possession, or the Borrower shall consent to or acquiesce in such appointment or taking possession, or assignment by the Borrower for the benefit of its creditors, or the entry by the Borrower into an agreement of composition with its creditors, for its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state laws; provided, that the term “dissolution or liquidation of the Borrower,” as used in this subsection (c), shall not be construed to include the cessation of the limited liability company existence of the Borrower resulting either from a merger or consolidation of the Borrower into or with another domestic limited liability company or a dissolution or liquidation of the Borrower following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 6.1 hereof; or

(d) any warranty, representation or other statement made by or on behalf of the Borrower contained herein, or in any document or certificate furnished by the Borrower in compliance with or in reference hereto, is false or misleading in any material respect; or

(e) an “Event of Default” shall occur and be continuing under the Indenture.

Section 9.2. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing hereunder, the Issuer or the Trustee may take any one or more of the following remedial steps:

(a) The Issuer or the Trustee with the written consent of the Credit Provider (provided the Credit Provider is not in default of its obligation under the Letter of Credit) may exercise any right, power or remedy permitted to it by law as a holder of the Notes, and shall have in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all unpaid interest accrued on the Notes to the date of such declaration and any premium the Borrower shall have become obligated to pay to be immediately due and payable, if concurrently with or prior to such notice the unpaid principal of and all unpaid accrued interest and premium on the Bonds have been declared to be due and payable under the Indenture, and upon such declaration the Notes and the unpaid accrued interest thereon and such premium shall thereupon become forthwith due and payable in an amount sufficient to pay the principal of, premium, if any, and interest on the Bonds under Section 802 of the Indenture, without presentment, demand or protest, all of which is hereby expressly waived. The Borrower shall forthwith pay to the Trustee the entire principal of, premium, if any, and interest accrued on the Notes.

(b) The Issuer or the Trustee, as applicable, shall waive, rescind and annul such declaration and the consequences thereof, when any declaration of acceleration on the Bonds has been waived, rescinded and annulled pursuant to and in accordance with Section 804 of the Indenture.

(c) The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.

In case the Issuer or the Trustee shall have proceeded to enforce its fights under this Agreement or the Notes, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or the Trustee, as the case may be, then and in every such case the Borrower, the Issuer and the Trustee shall be restored respectively to their several positions and rights hereunder and under the Notes, and all rights, remedies and powers of the Borrower, the Issuer and the Trustee shall continue as though no such proceeding had been taken, except as provided for in any court order.

In case there shall be pending proceedings for the bankruptcy of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower, or in the case of any other similar judicial proceedings relative to the Borrower, or to the property of the Borrower, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and the Notes and, in ease of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable attorneys’ fees incurred by it up to the date of such distribution.

Section 9.3. Agreement to Pay Attorneys’ Fees and Expenses. In the event the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the Notes or the enforcement of the performance or observance of any obligation or agreement on the part of the Borrower contained herein, the Borrower agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

Section 9.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement and the Indenture now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any fight or power and accruing upon any Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such fight and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article IX, it shall not be necessary to give any notice other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the owners from time to time of the Bonds shall be deemed third party beneficiaries of all covenants and agreements contained herein.

Section 9.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by the Borrower and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Notices. All notices or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed as provided in the Indenture.

Section 10.2. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns, subject, however, to the limitations contained in Section 6.1.

This Agreement shall be in full force and effect from the date hereof, and shall continue in effect until the payment in full of all principal of, premium, if any, and interest on the Bonds, or provision for the payment thereof shall have been made pursuant to Article XII of the Indenture, all fees, charges and expenses of the Issuer, the Trustee, the Tender Agent, and the Remarketing Agent have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Borrower that it has fully paid all such fees, charges, indemnities and expenses) and all other amounts due hereunder have been duly paid or provision made for such payment. All representations, certifications and covenants by the Borrower as to the indemnification of various parties and the payment of fees and expenses of the Issuer as described in Section 7.2 hereof, and all matters affecting the tax-exempt status of the Series 2007A Bonds shall survive the termination of this Agreement.

Section 10.3. Severability. If any provision of this Agreement shall be determined to be unenforceable at any time, that shall not affect any other provision of this Agreement or the enforceability of that provision at any other time.

Section 10.4. Amendments. After the issuance of the Bonds, this Agreement may not be effectively amended or terminated without the written consent of the Trustee (and, if the Letter of Credit is in effect, the Credit Provider) and in accordance with the provisions of the Indenture.

Section 10.5. Right of Borrower to Perform Issuer’s Agreements. The Issuer irrevocably authorizes and empowers the Borrower to perform in the name and on behalf of the Issuer any agreement made by the Issuer in this Agreement or in the Indenture which the Issuer fails to perform in a timely fashion if the continuance of such failure could result in an Event of Default. This Section will not require the Borrower to perform any agreement of the Issuer.

Section 10.6. Expiration of Rights of Credit Provider. It is expressly understood that any and all provisions of this Agreement for notices or the furnishing of documents, information or reports to the Credit Provider and the necessity of obtaining the consent of the Credit Provider to any modifications, amendments or supplements to this Agreement or waivers of any of the provisions hereof shall cease and terminate and be of no further force and effect when (a) the Letter of Credit is not in effect and no amounts are due and payable by the Borrower to the Credit Provider under the Reimbursement Agreement, or (b) the Credit Provider is in default on any of its obligations to pay drawings under the Letter of Credit submitted in conformity with the terms of the Letter of Credit.

Section 10.7. Limitation of Liability. No recourse shall be had for the payment of the principal of, premium, if any, and interest on the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Agreement against any past, present or future commissioner, director, member, officer or employee of the Issuer, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, commissioner, director, member, officer, employee or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of this Agreement and the issuance of the Bonds.

It is understood and agreed by the Borrower and the Bondowners that no covenant, provision or agreement of the Issuer herein or in the Bonds or in any other document executed by the Issuer in connection with the issuance, sale and delivery of the Bonds, or any obligation herein or therein imposed upon the Issuer or breach thereof, shall give rise to a pecuniary liability of the Issuer or a charge against its general credit or general fund or shall obligate the Issuer financially in any way except with respect to the application of revenues under this Agreement, and the proceeds of the Bonds. No failure of the Issuer to comply with any term, condition, covenant or agreement therein shall subject the Issuer to liability for any claim for damages, costs or other financial or pecuniary charges except to the extent that the same can be paid or recovered from this Agreement or revenues therefrom or proceeds of the Bonds. No execution on any claim, demand, cause of action or judgment shall be levied upon or collected from the general credit or general funds of the Issuer. In making the agreements, provisions and covenants set forth herein, the Issuer has not obligated itself except with respect to this Agreement and the application of revenues hereunder as hereinabove provided. The Bonds constitute special obligations of the Issuer, payable solely from the revenues pledged to the payment thereof pursuant to this Agreement and the Indenture, and do not now and shall never constitute an indebtedness or a loan of the credit of the Issuer, the State of Iowa or any political subdivision thereof within the meaning of any constitutional or statutory provision whatsoever. The Issuer has no taxing power. It is further understood and agreed by the Borrower and the Holders that the Issuer shall incur no pecuniary liability hereunder and shall not be liable for any expenses related hereto. If, notwithstanding the provisions of this Section, the Issuer incurs any expense, or suffers any losses, claims or damages or incurs any liabilities, the Borrower will indemnify and hold harmless the Issuer from the same and will reimburse the Issuer for any legal or other expenses incurred by the Issuer in relation thereto, and this covenant to indemnify, hold harmless and reimburse the Issuer shall survive delivery of and payment for the Bonds.

Section 10.8. Indenture Provisions. The Indenture provisions concerning the Bonds and the other matters therein are an integral part of the terms and conditions of the loan made by the Issuer to the Borrower pursuant to this Agreement and the execution of this Agreement shall constitute conclusive evidence of approval of the Indenture by the Borrower to the extent it relates to the Borrower. Additionally, the Borrower agrees that, whenever the Indenture by its terms imposes a duty or obligation upon the Borrower, such duty or obligation shall be binding upon the Borrower to the same extent as if the Borrower were an express party to the Indenture, and the Borrower hereby agrees to carry out and perform all of its obligations under the Indenture as fully as if the Borrower were a party to the Indenture.

Section 10.9. Applicable Law. This Agreement is governed by the laws of the State of Iowa, without regard to the choice of taw rules of the State of Iowa. Venue for any action under this Agreement to which the Issuer is a party shall lie within the district courts of the State of Iowa, and the parties hereto consent to the jurisdiction and venue of any such court and hereby waive any argument that venue in such forums is not convenient.

Section 10.10. Captions; References to Sections. The captions in this Agreement are for convenience only and do not define or limit the scope or intent of any provisions or Sections of this Agreement. References to Articles and Sections are to the Articles and Sections of this Agreement, unless the context otherwise requires.

Section 10.11. Complete Agreement. This Agreement represents the entire agreement between the Issuer and the Borrower with respect to its subject matter.

Section 10.12. Termination. When no Bonds are Outstanding under the Indenture, the Borrower and the Issuer shall not have any further obligations under this Agreement; provided that the Borrower’s covenants in Sections 5.2, 6.4, 6.5, 7.2 and 9.3 and the provisions of Section 5.3 with respect to mandatory redemption of the Bonds shall survive so long as any Bond remains unpaid.

Section 10.13. Counterparts. This Agreement may be signed in several counterparts. Each will be an original, but all of them together constitute the same instrument.

Section 10.14. Non-Recourse. Notwithstanding anything to the contrary contained herein or elsewhere in the other documents executed by the Borrower in connection with the Bonds, it is understood and agreed that the Issuer wilt look solely to the Borrower for payment of the obligations hereunder and not to the members of the Borrower; provided, however:

(a) nothing in this Section shall be or be deemed to be a release or impairment of such obligations or preclude the Issuer from suing pursuant to this Agreement;

(b) this Section shall not release the members of the Borrower from liability to the Issuer for the application of any funds received by the members of the Borrower in violation of the covenants contained in this Agreement or in any other document executed in connection herewith;

(c) this Section shall not preclude the Issuer from securing a judgment from any party who subsequently assumes the payment of the obligations hereunder or as against any other person or persons or entity who may hereafter become liable for the payment of such obligations; and

(d) nothing contained herein is intended to relieve, release, discharge or affect in any way the personal liability of any third party to the Issuer, including any guarantors, for payment of the Borrower’s obligations or otherwise.

IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Agreement to be executed in their respective names, by their duly authorized officers for and on their behalf, as of the date first above written.

IOWA FINANCE AUTHORITY

By:	/s/ Bret L. Mills
Its Executive Director

WINDSOR ON THE RIVER, LLC, a Delaware limited liability company

By:	/s/ Christopher G. Zock
Christopher G. Zock, its Manager

EXHIBIT A

DESCRIPTION OF THE PROJECT

The Project consists of the refinancing of existing indebtedness relating to the acquisition and the financing of the rehabilitation of a multi-family housing facility to be known as Windsor on the River, consisting of approximately 424 units and functionally related and subordinate facilities at a site located at 2200 Buckingham Drive in Cedar Rapids, Linn County, Iowa.

A-1

EXHIBIT B

FORM OF COMPLETION CERTIFICATE

COMPLETION CERTIFICATE

TO:	The Bank of New York Trust Company, N.A., as Trustee

FROM:	, as Borrower Representative

RE:	Loan Agreement dated as of the 1st day of May, 2007, between Iowa Finance Authority (the “Issuer”) and Windsor on the River, LLC (the “Borrower”)

Capitalized terms used herein are defined in the Loan Agreement or the Indenture of Trust dated as of May 1, 2007 between the Issuer and The Bank of New York Trust Company, N.A., as trustee.

The undersigned does hereby certify as follows:

1. The rehabilitation of the Project have been substantially completed in accordance with the plans, specifications and work orders therefor as of                 ,          (the “Completion Date “), and all labor, services, materials and supplies used in connection therewith have been paid for other than costs and expenses for which payment has been withheld.

2. The Costs of the Project have been paid in full except for those not yet due and payable or for which payment has been withheld, which are described below and for which moneys for payment thereof are being held in the Project Fund.

Costs of the Project not yet due and payable or for which payment has been withheld:

DESCRIPTION	AMOUNT

$
TOTAL	$

3. At least 95% of the costs previously disbursed and to be disbursed from the Project Fund are Qualified Costs of Construction, and all of such costs are costs permitted by the Act.

This certificate is given without prejudice to any rights against third parties which exist at the date hereof or which may subsequently come into being.

Executed this      day of             , 20    .

By
Borrower Representative

B-1

EXHIBIT C

PROMISSORY NOTE (SERIES 2007A)

FOR VALUE RECEIVED, intending to be legally bound hereby, Windsor on the River, LLC (the “Borrower”), hereby promises to pay to The Bank of New York Trust Company, N.A., or its successors and assigns (the “Trustee”), in lawful money of the United States of America in federal or other immediately available funds, the principal amount of                      Million Dollars ($            ) due on May 1, 2042, and to pay interest from the date hereof on the unpaid principal balance hereof at such rates equal to the interest rates from time to time borne by the Series 2007A Bonds (as hereinafter defined), calculated during the Weekly Period (as defined in the Indenture hereinafter referred to) on the basis of a calendar year consisting of 365 or 366 days, as the case may be, and calculated on the actual number of days elapsed, and calculated during the Semi-Annual Period and the Multi-Annual Period (as each is defined in the Indenture hereinafter referred to) on the basis of a calendar year consisting of 360 days of twelve (12) thirty (30) day months, payable in lawful money of the United States of America in federal or other immediately available funds (i) during said Weekly Period on the first Business Day (as defined in the Indenture hereinafter referred to) of each calendar month, (ii) during said Semi-Annual Period the first Business Day following any Semi-Annual Period and (iii) during said Multi-Annual Period the first Business Day of every sixth calendar month in a Multi-Annual Period, commencing with the first Business Day of the seventh calendar month occurring within such Multi-Annual Period, and the first Business Day following such Multi-Annual Period, until said principal amount is paid.

This Promissory Note shall bear interest on any overdue installment of principal hereof, premium, if any, or interest hereon (to the extent legally enforceable) at a rate equal to the interest rate borne by this Promissory Note, from time to time, from the due date thereof until paid.

This Promissory Note is issued pursuant to the Loan Agreement dated as of May 1, 2007, by and between the Iowa Finance Authority (the “Issuer”) and the Borrower, and is issued in consideration of the loan made thereunder and to evidence the obligations of the Borrower set forth in Section 5.1(a) thereof. The Borrower covenants and agrees that the payments of principal hereof and premium, if any, and interest hereon will be sufficient to enable the Borrower to pay when due the principal of, premium, if any, and interest on the issued and outstanding amount of the Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007A (the “Series 2007A Bonds”), issued pursuant to the Indenture of Trust dated as of May 1, 2007, by and between the Issuer and the Trustee.

Each payment of principal of, premium, if any, and interest on this Promissory Note shall at all times be sufficient to pay the total amount of principal of (whether at maturity or upon acceleration or prior redemption), premium, if any, and interest due on the Series 2007A Bonds on the same date. The total payments to be made by the Borrower hereunder shall be sufficient to pay when due the principal of (whether at maturity or upon acceleration or prior redemption), premium, if any, and interest on the Series 2007A Bonds; provided, that the Excess Amount (as hereinafter defined) held by the Trustee in the Bond Fund (as defined in the Agreement) on a payment date shall be credited against the payment due on such date; and provided further, that, subject to the provisions of the immediately following sentence, if at any time the amount held by the Trustee in said Bond Fund should be sufficient (and remain sufficient) to pay at the times required the principal of, interest and premium, if any, on the Series 2007A Bonds then remaining unpaid, the Borrower shall not be obligated to make any further payments under the provisions of the preceding sentence. If on any day the Excess Amount held by the Trustee in said Bond Fund is insufficient to make the then required payments of principal of (whether at maturity or upon redemption prior to maturity or acceleration), interest and premium, if any, on the Series 2007A Bonds on such date, the Borrower shall forthwith pay such deficiency. The term “Excess Amount” as of any interest payment date shall mean the amount in said Bond Fund on such date in excess of the amount required for payment of the principal of the Series 2007A Bonds which theretofore has matured at maturity or on a date fixed for redemption and premium, if any, on such Series 2007A Bonds in all cases where Bonds have not been presented for payment and paid, or for the payment of interest which has theretofore come due in all cases where interest cheeks have not been presented for payment and paid.

This Promissory Note is entitled to the benefit and is subject to the conditions of the Agreement. The obligations of the Borrower to make the payments required hereunder shall be absolute and unconditional, without any defense or without right of set-off, counterclaim or recoupment by reason of any default by the Issuer under the Agreement or under any other agreement among the Borrower, the Issuer or the Trustee, or out of any indebtedness or liability at any time owing to the Borrower by the Issuer or the Trustee, or for any other reason.

This Promissory Note is subject to mandatory prepayment and optional prepayment as a whole or in part, as provided in the Agreement.

In certain events, on the conditions, in the manner and with the effect set out in the Agreement, the principal installments of this Promissory Note may be declared due and payable before the stated maturity thereof, together with accrued interest thereon.

Reference is hereby made to the Agreement for a complete statement of the terms and conditions under which the maturity of the principal installments of this Promissory Note may be accelerated and to the exculpatory provision of Section 10.14 of the Agreement which shall apply with equal force and effect to this Promissory Note.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note as of May     , 2007.

WINDSOR ON THE RIVER, LLC, a Delaware limited liability company

By:
Christopher G. Zock, its Manager

EXHIBIT D

PROMISSORY NOTE (SERIES 2007B)

FOR VALUE RECEIVED, intending to be legally bound hereby, Windsor on the River, LLC (the “Borrower”), hereby promises to pay to The Bank of New York Trust Company, N.A or its successors and assigns (the “Trustee”), in lawful money of the United States of America in federal or other immediately available funds, the principal amount of                      Million Dollars ($                    ) due on May 1, 2042, and to pay interest from the date hereof on the unpaid principal balance hereof at such rates equal to the interest rates from time to time borne by the Series 2007B Bonds (as hereinafter defined), calculated during the Weekly Period (as defined in the Indenture hereinafter referred to) on the basis of a calendar year consisting of 365 or 366 days, as the case may be, and calculated on the actual number of days elapsed, and calculated during the Semi-Annual Period and the Multi-Annual Period (as each is defined in the Indenture hereinafter referred to) on the basis of a calendar year consisting of 360 days of twelve (12) thirty (30) day months, payable in lawful money of the United States of America in federal or other immediately available funds (i) during said Weekly Period on the first Business Day (as defined in the Indenture hereinafter referred to) of each calendar month, (ii) during said Semi-Annual Period the first Business Day following any Semi-Annual Period and (iii) during said Multi-Annual Period the first Business Day of every sixth calendar month in a Multi-Annual Period, commencing with the first Business Day of the seventh calendar month occurring within such Multi-Annual Period, and the first Business Day following such Multi-Annual Period, until said principal amount is paid.

This Promissory Note shall bear interest on any overdue installment of principal hereof, premium, if any, or interest hereon (to the extent legally enforceable) at a rate equal to the interest rate borne by this Promissory Note, from time to time, from the due date thereof until paid.

This Promissory Note is issued pursuant to the Loan Agreement dated as of May 1, 2007, by and between the Iowa Finance Authority (the “Issuer”) and the Borrower, and is issued in consideration of the loan made thereunder and to evidence the obligations of the Borrower set forth in Section 5.1(a) thereof. The Borrower covenants and agrees that the payments of principal hereof and premium, if any, and interest hereon will be sufficient to enable the Borrower to pay when due the principal of, premium, if any, and interest on the issued and outstanding amount of the Taxable Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007B (the “Series 2007B Bonds”), issued pursuant to the Indenture of Trust dated as of May 1, 2007, by and between the Issuer and the Trustee.

Each payment of principal of, premium, if any, and interest on this Promissory Note shall at all times be sufficient to pay the total amount of principal of (whether at maturity or upon acceleration or prior redemption), premium, if any, and interest due on the Series 2007B Bonds on the same date. The total payments to be made by the Borrower hereunder shall be sufficient to pay when due the principal of (whether at maturity or upon acceleration or prior redemption), premium, if any, and interest on the Series 2007B Bonds; provided, that the Excess Amount (as hereinafter defined) held by the Trustee in the Bond Fund (as defined in the Agreement) on a payment date shall be credited against the payment due on such date; and provided further, that, subject to the provisions of the immediately following sentence, if at any time the amount held by the Trustee in said Bond Fund should be sufficient (and remain sufficient) to pay at the times required the principal of, interest and premium, if any, on the Series 2007B Bonds then remaining unpaid, the Borrower shall not be obligated to make any further payments under the provisions of the preceding sentence. If on any day the Excess Amount held by the Trustee in said Bond Fund is insufficient to make the then required payments of principal of (whether at maturity or upon redemption prior to maturity or acceleration), interest and premium, if any, on the Series 2007B Bonds on such date, the Borrower shall forthwith pay such deficiency. The term “Excess Amount” as of any interest payment date shall mean the amount in said Bond Fund on such date in excess of the amount required for payment of the principal of the Series 2007B Bonds which theretofore has matured at maturity or on a date fixed for redemption and premium, if any, on such Series 2007B Bonds in all cases where Bonds have not been presented for payment and paid, or for the payment of interest which has theretofore come due in all cases where interest checks have not been presented for payment and paid.

This Promissory Note is entitled to the benefit and is subject to the conditions of the Agreement. The obligations of the Borrower to make the payments required hereunder shall be absolute and unconditional, without any defense or without right of set-off, counterclaim or recoupment by reason of any default by the Issuer under the Agreement or under any other agreement among the Borrower, the Issuer or the Trustee, or out of any indebtedness or liability at any time owing to the Borrower by the Issuer or the Trustee, or for any other reason.

This Promissory Note is subject to mandatory prepayment and optional prepayment as a whole or in part, as provided in the Agreement.

In certain events, on the conditions, in the manner and with the effect set out in the Agreement, the principal installments of this Promissory Note may be declared due and payable before the stated maturity thereof, together with accrued interest thereon.

Reference is hereby made to the Agreement for a complete statement of the terms and conditions trader which the maturity of the principal installments of this Promissory Note may be accelerated and to the exculpatory provision of Section 10.14 of the Agreement which shall apply with equal force and effect to this Promissory Note.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note as of May     , 2007.

WINDSOR ON THE RIVER, LLC, a Delaware limited liability company

By:
Christopher G. Zock, its Manager

The right, title and interest of Iowa Finance Authority, in and to the amounts receivable hereunder (except for the Unassigned Rights) have been assigned and pledged to The Bank of New York Trust Company, N.A., as Trustee, pursuant to the Indenture of Trust dated as of May 1, 2007, from Iowa Finance Authority to said Trustee.